EXHIBIT 10.2

Literary Purchase Agreement

This Agreement made on July 17th, 2017 by and between Regnum Corp. (hereinafter referred to as "Owner") and Frank Lopez (hereinafter referred to as "Purchaser").

WHEREAS, Owner is the sole and exclusive owner throughout the world of all rights in and to the literary work entitled: " Pre-Season Lull" this work including all adaptations and/or versions, the titles, characters, plots, themes and story line is collectively referred to as the "Property"; and

WHEREAS, Purchaser wants to acquire all rights of the Owner in consideration for the purchase price provided herein and in reliance upon the Owner's representations and warranties;

NOW, THEREFORE, the parties agree to as follows:

1. RIGHTS GRANTED: Owner hereby sells, grants, conveys and assigns to Purchaser, its successors, licensees and assigns exclusively and forever, all rights including all motion picture rights (including all silent, sound dialogue and musical motion picture rights), all television motion picture and other television rights, together with limited radio broadcasting rights and 7,500 word publication rights for advertisement, publicity and exploitation purposes, and certain incidental and allied rights, throughout the world, in and to the Property. Included among the rights granted to Purchaser hereunder (without in any way limiting the grant of rights hereinabove made) are the following sole and exclusive rights throughout the world:

(a) To make, produce, adapt and copyright one or more motion picture adaptations or versions, whether fixed on film, tape, disc, wire, audio-visual cartridge, cassette or through any other technical process whether now known or hereafter devised, based in whole or in part on the Property, of every size, gauge, color or type, including, but not limited to, musical motion pictures and remakes of and sequels to any motion picture produced hereunder and motion pictures in series or serial form, and for such purposes to record and reproduce and license others to record and reproduce, in synchronization with such motion pictures, spoken words taken from or based upon the text or theme of the Property and any and all kinds of music, musical accompaniments and/or lyrics to be performed or sung by the performers in any such motion picture and any and all other kinds of sound and sound effects.

(b) To exhibit, perform, rent, lease and generally deal in and with any motion picture produced hereunder:

(i) by all means or technical processes whatsoever, whether now known or hereafter devised including, by way of example only, film, tape, disc, wire, audio-visual cartridge, cassette or television (including commercially sponsored, sustaining and subscription or pay-per-view television, or any derivative thereof); and

(ii) in any place whatsoever, including homes, theaters and elsewhere, and whether or not a fee is charged, directly or indirectly, for viewing any such motion picture.

(c) To broadcast, transmit or reproduce the Property or any adaptation or version thereof (including without limitations to, any motion picture produced hereunder and/or any script or other material based on or utilizing the Property or any of the characters, themes or plots thereof), by means of television or any process analogous thereto whether now known or hereafter devised (including commercially sponsored, sustaining and subscription or pay-per-view television), through the use of motion pictures produced on films or by means of magnetic tape, wire, disc, audio-visual cartridge or any other device now known or hereafter devised and including such television productions presented in series or serial form, and the exclusive right generally to exercise for television purposes all the rights granted to Purchaser hereunder for motion picture purposes.

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(d) Without limiting any other rights granted Purchaser, to broadcast and/or transmit by television or radio or any process analogous thereto whether now known or hereafter devised, all or any part of the Property or any adaptation or version thereof, including any motion picture or any other version or versions thereof, and announcements pertaining to said motion picture or other version or versions, for the purpose of advertising, publicizing or exploiting such motion picture or other version or versions, which broadcasts or transmissions may be accomplished through the use of living actors performing simultaneously with such broadcast or transmission or by any other method or means including the use of motion pictures (including trailers) reproduced on film or by means of magnetic tape or wire or through the use of other recordings or transcriptions.

(e) To publish and copyright or cause to be published and copyrighted in the name of Purchaser or its nominee in any and all languages throughout the world, in any form or media, synopses, novelizations, serializations, dramatizations, abridged and/or revised versions of the Property, not exceeding 7,500 words each, adapted from the Property or from any motion picture and/or other version of the Property for the purpose of advertising, publicizing and/or exploiting any such motion picture and/or other version.

(f) For the foregoing purposes to use all or any part of the Property and any of the characters, plots, themes and/or ideas contained therein, and the title of the Property and any title or subtitle of any component of the Property, and to use said titles or subtitles for any motion picture or other version of adaptation whether or not the same is based on or adapted from the Property and/or as the title of any musical composition contained in any such motion picture or other version or adaptation.

(g) To use and exploit commercial or merchandise tie-ups and recordings of any sort and nature arising out of or connected with the Property and/or its motion picture or other versions and/or the title or titles thereof and/or the characters thereof and/or their names or characteristics.

All rights, licenses, privileges and property herein granted Purchaser shall be cumulative and Purchaser may exercise or use any or all said rights, licenses, privileges or property simultaneously with or in connection with or separately and apart from the exercise of any other of said rights, licenses, privileges and property. If Owner hereafter makes or publishes or permits to be made or published any revision, adaptation, sequel, translation or dramatization or other versions of the Property, then Purchaser shall have and Owner hereby grants to Purchaser without payment therefor all of the same rights therein as are herein granted Purchaser.

The terms "Picture" and "Pictures" as used herein shall be deemed to mean or include any present or future kind of motion picture production based upon the Property, with or without sound recorded and reproduced synchronously therewith, whether the same is produced on film or by any other method or means now or hereafter used for the production, exhibition and/or transmission of any kind of motion picture productions.

2. RIGHT TO MAKE CHANGES: Owner agrees that Purchaser shall have the unlimited right to vary, change, alter, modify, add to and/or delete from the Property, and to rearrange and/or transpose the Property and change the sequence thereof and the characters and descriptions of the characters contained in the Property, and to use a portion or portions of the Property or the characters, plots, or theme thereof in conjunction with any other literary, dramatic or other material of any kind. Owner hereby waives the benefits of any provisions of law known as the "droit moral" or any similar law in any country of the world and agrees not to permit or prosecute any action or lawsuit on the ground that any Picture or other version of the Property produced or exhibited by Purchaser, its assignees or licensees, in any way constitutes an infringement of any of the Owner's droit moral or is in any way a defamation or mutilation of the Property or any part thereof or contains unauthorized variations, alterations, modifications, changes or translations.

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3. DURATION AND EXTENT OF RIGHTS GRANTED: Purchaser shall enjoy, solely and exclusively, all the rights licenses, privileges and property granted hereunder throughout the world, in perpetuity, as long as any rights in the Property are recognized in law or equity. The rights granted herein are in addition to and shall not be construed in derogation of any rights which Purchaser may have as a member of the public or pursuant to any other agreement. All rights, licenses, privileges and property granted herein to Purchaser are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

4. CONSIDERATION: As consideration for all rights granted and assigned to Purchaser and for owner's representations and warranties, Purchaser agrees to pay to Owner, and Owner agrees to accept $2000.00 for all the rights granted including the production of one or more theatrical or television motion pictures.

5. REPRESENTATIONS AND WARRANTIES:

(a) Sole Proprietor: Owner represents and warrants to Purchaser that Owner is the sole and exclusive proprietor, throughout the universe, of that certain original literary material entitled "Pre-Season Lull"

(b) Facts: Owner represents and warrants to Purchaser as follows:

(i) Owner is the sole owner of the Property.

(ii) The Property is unpublished.

(iii) No motion picture or dramatic version of the Property, or any part thereof, has been manufactured, produced, presented or authorized; no radio or television development, presentation, or program based on the Property, or any part thereof, has been manufactured, produced, presented, broadcast or authorized; and no written or oral agreements or commitments whatsoever with respect to the Property, or with respect to any rights therein, have been made or entered into by or on behalf of Owner.

(iv) None of the rights herein granted and assigned to Purchaser have been granted and/or assigned to any person, firm or corporation other than Purchaser.

(c) No Infringement or Violation of Third Party Rights: Owner represents and warrants to Purchaser that Owner has not adapted the Property from any other literary, dramatic or other material of any kind, nature or description, nor, except for material which is in the public domain, has Owner copied or used in the Property the plot, scenes, sequence or story of any other literary, dramatic or other material; that the Property does not infringe upon any common law or statutory rights in any other literary, dramatic or other material; that no material contained in the Property is libelous or violative of the right of privacy of any person; that the full utilization of any and all rights in and to the Property granted by Owner pursuant to this Agreement will not violate the rights of any person, firm or corporation; and that the Property is not in the public domain in any country in the world where copyright protection is available.

(d) No Impairment of Rights: Owner represents and warrants to Purchaser that Owner is the exclusive proprietor, throughout the universe, of all rights in and to the Property granted herein to Purchaser; that Owner has not assigned, licensed or in any manner encumbered, diminished or impaired any such rights; that Owner has not committed or omitted to perform any act by which such rights could or will be encumbered, diminished or impaired; and that there is no outstanding claim or litigation pending against or involving the title, ownership and/or copyright in the Property, or in any part thereof, or in any rights granted herein to Purchaser. Owner further represents and warrants that no attempt shall be made hereafter to encumber, diminish or impair any of the rights granted herein and that all appropriate protection of such rights will continue to be maintained by Owner.

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6. INDEMNIFICATION:

(a) Owner agrees to indemnify Purchaser against all judgments, liability, damages, penalties, losses and expense (including reasonable attorneys' fees) which may be suffered or assumed by or obtained against Purchaser by reason of any breach or failure of any warranty or agreement herein made by Owner.

(b) All rights, licenses and privileges herein granted to Purchaser are irrevocable and not subject to rescission, restraint or injunction under any circumstances.

7. PROTECTION OF RIGHTS GRANTED: Owner hereby grants to Purchaser the free and unrestricted right, but at Purchaser's own cost and expense, to institute in the name and on behalf of Owner, or Owner and Purchaser jointly, any and all suits and proceedings at law or in equity, to enjoin and restrain any infringements of the rights herein granted, and hereby assigns and sets over to Purchaser any and all causes of action relative to or based upon any such infringement, as well as any and all recoveries obtained thereon. Owner will not compromise, settle or in any manner interfere with such litigation if brought; and Purchaser agrees to indemnify and hold Owner harmless from any costs, expenses, or damages which Owner may suffer as a result of any such suit or proceeding.

8. COPYRIGHT: Regarding the copyright in and to the Property, Owner agrees that:

(a) Owner will prevent the Property and any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof whether published or unpublished and whether copyrighted or uncopyrighted, from vesting in the public domain, and will take or cause to be taken any and all steps and proceedings required for copyright or similar protection in any and all countries in which the same may be published or offered for sale, insofar as such countries now or hereafter provide for copyright or similar protection. Any contract or agreement entered into by Owner authorizing or permitting the publication of the Property or any arrangements, revisions, translations, novelizations, dramatizations or new versions thereof in any country will contain appropriate provisions requiring such publisher to comply with all the provisions of this clause.

(b) All rights granted or agreed to be granted to Purchaser under this Agreement shall be irrevocably vested in Purchaser and shall not be subject to rescission by Owner or any other party for any cause, nor shall said rights be subject to termination or reversion by operation of law or otherwise, except to the extent, if any, that the provisions of any copyright law or similar law relating to the right to terminate grants of, or recapture rights in, literary property may apply. If, pursuant to any such copyright law or similar law, Owner or any successor or any other legally designated party (all herein referred to as "the terminating party") becomes entitled to exercise any right to reversion, recapture or termination ( the "termination right") with respect to all or any part of the rights granted or to be granted under this Agreement, and if the terminating party exercises said termination right with respect to all or part of said rights (the "recaptured rights"), then from and after the date on which the terminating party has the right to transfer to a third party all or part of the recaptured rights, Purchaser shall have the first right to purchase and acquire the recaptured rights from the terminating party. If the terminating party is prepared to accept a bona fide offer from a third party with respect to all or part of the recaptured rights, then in each such instance the terminating party shall notify Purchaser of such offer which the terminating party is prepared to accept and the name of the third party who made the offer to the terminating party, and the terminating party shall offer Purchaser the right to enter into an agreement with the terminating party with respect to the recaptured rights on the aforesaid terms and conditions. Purchaser shall have 30 days from the date of its receipt of such written offer within which to notify the terminating party of its acceptance of such offer (provided, however, the Purchaser shall not be required to meet any terms or conditions which cannot be as easily met by one person as another, including, without limitation, the employment of a specified person, etc.) If Purchaser shall acquire from the terminating party all or part of the recaptured rights, then the terminating party agrees to enter into appropriate written agreements with Purchaser covering said acquisition. If Purchaser shall elect not to purchase the recaptured rights from the terminating party, then the terminating party may dispose of said recaptured rights, but only to the aforesaid third party and only upon the terms and conditions specified in the aforesaid written notice given by the terminating party to Purchaser, it being understood and agreed that the terminating party may not dispose of said recaptured rights either to: (a) any other proposed transferee; or (b) upon terms and conditions which are more favorable to any transferee than the terms and conditions previously offered to Purchaser hereunder, without again offering to enter into an agreement with Purchaser on: (i) the terms offered to such other transferee; or (ii) such more favorable terms and conditions offered to said proposed transferee, whichever of (a) or (b) shall apply. Any such required offer made to Purchaser by the terminating party shall be governed by the procedure set forth in the preceding four sentences of this Paragraph. The unenforceability of any portion of this Paragraph shall not invalidate or affect the remaining portions of this Paragraph of this Agreement.

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9. CREDIT OBLIGATIONS: Purchaser shall have the right to publish, advertise, announce and use in any manner or medium, the name or likenesses of Owner in connection with any exercise by Purchaser of its rights hereunder, provided such use shall not constitute an endorsement of any product or service.

10. NO OBLIGATION TO PRODUCE: Nothing herein shall be construed to obligate Purchaser to produce, distribute, release, perform or exhibit any motion picture, television, theatrical or other production based upon, adapted from or suggested by the Property, in whole or in part, or otherwise to exercise, exploit or make any use of any rights, licenses, privileges or property granted herein to Purchaser.

11. ASSIGNMENT: Purchaser may assign and transfer this agreement or all or any part of its rights hereunder to any person, firm or corporation without limitation, and this agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, representatives and assigns forever.

12. NO PUBLICITY: Owner will not, without Purchaser's prior written consent in each instance, issue or authorize the issuance or publication of any news story or publicity relating to (i) this Agreement, (ii) the subject matter or terms hereof, or to any use by Purchaser, its successors, licensees and assigns, and (iii) any of the rights granted Purchaser hereunder.

13. ADDITIONAL DOCUMENTATION: Owner agrees to execute and procure any other and further instruments necessary to transfer, convey, assign and copyright all rights in the Property granted herein by Owner to Purchaser in any country throughout the world. If it shall be necessary under the laws of any country that copyright registration be acquired in the name of Owner, Purchaser is hereby authorized by Owner to apply for said copyright registration thereof; and, in such event, Owner shall and does hereby assign and transfer the same unto Purchaser, subject to the rights in the Property reserved hereunder by Owner. Owner further agrees, upon request, to duly execute, acknowledge, procure and deliver to Purchaser such short form assignments as may be requested by Purchaser for the purpose of copyright recordation in any country, or otherwise. If Owner shall fail to so execute and deliver, or cause to be executed and delivered, the assignments or other instruments herein referred to, Purchaser is hereby irrevocably granted the power coupled with an interest to execute such assignments and instruments in the name of Owner and as Owner's attorney-in-fact.

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14. MISCELLANEOUS:

(a) Relationship: This agreement between the parties does not constitute a joint venture or partnership of any kind.

(b) Cumulative Rights and Remedies: All rights, remedies, licenses, undertakings, obligations, covenants, privileges and other property granted herein shall be cumulative, and Purchaser may exercise or use any of them separately or in conjunction with any one or more of the others.

(c) Waiver: A waiver by either party of any term or condition of this agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or any subsequent breach thereof.

(d) Severability: If any provision of this agreement as applied to either party or any circumstances shall be adjudged by a court to be void and unenforceable, such shall in no way affect any other provision of this agreement, the application of such provision in any other circumstance, or the validity or enforceability of this agreement.

(e) Governing Law: This agreement shall be construed in accordance with the laws of the State of Nevada applicable to agreements which are executed and fully performed within said State.

(f) Captions: Captions are inserted for reference and convenience only and in no way define, limit or describe the scope of this agreement or intent of any provision.

(g) Entire Understanding: This agreement contains the entire understanding of the parties relating to the subject matter, and this agreement cannot be changed except by written agreement executed by the party to be bound.

(h) Arbitration: This Agreement shall be interpreted in accordance with the laws of the State of Nevada, applicable to agreements executed and to be wholly performed therein. Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of AFMA, as said rules may be amended from time to time with rights of discovery if requested by the arbitrator. Such rules and procedures are incorporated and made a part of this Agreement by reference. If AFMA shall refuse to accept jurisdiction of such dispute, then the parties agree to arbitrate such matter before and in accordance with the rules of the American Arbitration Association under its jurisdiction in Nevada before a single arbitrator familiar with entertainment law. The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings. The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award and that the prevailing party in such arbitration and/or confirmation proceeding shall be entitled to recover its reasonable attorneys' fees and expenses. The arbitration will be held in Nevada and any award shall be final, binding and non-appealable. The Parties agree to accept service of process in accordance with the AFMA Rules.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

(“Owner”)	(“Purchaser”)

/s/ TIFFANI JONES	/s/ FRANK LOPEZ
TIFFANI JONES on behalf of REGNUM CORP	FRANK LOPEZ

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